Exhibit 99.2

Hyzon Motors Business Combination with Decarbonization Plus Acquisition Corporation

Investor Conference Call Transcript

February 9, 2021

Operator

Good morning, and welcome to the Hyzon Motors and Decarbonization Plus Acquisition Corporation, or DCRB, investor conference call.

I would like to first remind everyone that this call may contain forward-looking statements including, but not limited to, Hyzon Motors and Decarbonization Plus Acquisition Corporation’s expectations or predictions on financial and business performance and conditions, expectations or assumptions in consummating the business combination between the parties, and product development and performance. This includes, but not limited to, the timing of development milestones, competitive and industry outlook and the timing and completion of the business combination. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. I encourage you to read the press release issued today and Decarbonization Plus Acquisition Corporation’s filings with the SEC (which include a copy of the investor presentation) for a discussion of the risks that can affect the business combination, Hyzon Motors’ business, and the business of the combined company after completion of the proposed business combination.

Decarbonization Plus Acquisition Corporation and Hyzon Motors are under no obligation and expressly disclaim any obligation to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. I will now turn the call over to Robert Tichio, Director of Decarbonization Plus Acquisition Corporation. Please go ahead.

Robert Tichio – Director, Decarbonization Plus Acquisition Corporation

Thank you operator, and thank you everyone for joining us on the call this morning to discuss this exciting announcement.

DCRB closed its IPO in October of last year, and 10 days following closing, we began discussions with Hyzon, and have been exclusively focused on this opportunity for almost 4 months. We are incredibly excited to announce today’s business combination with Hyzon, which we believe will be the category leader for hydrogen mobility in commercial vehicle transportation.

Under the terms of the transaction, DCRB will merge with Hyzon in a $2.1 billion enterprise value deal, and upon completion, the Company will be armed with up to $570 million of cash on its balance sheet.

Hyzon Motors is positioned as a differentiated, pure-play, independent mobility company with an exclusive focus on hydrogen in the commercial vehicle market. This category is not the last mile delivery vehicle category. It’s the heavy-duty applications, vehicles carrying the heaviest and most demanding payloads, hauling the longest distances, overcoming the most intense on-road vehicular conditions.

Hyzon’s progress is tangible, as the company will produce vehicles that will leave its production facilities this year, which is a key differentiator in the broader mobility category. The Company has a sales pipeline for 2021 that is 100 percent under contract or MOU, providing real runway visibility, and its customers include some of the most recognizable global brands and the largest municipalities in the world.

Which brings us to a really important distinguishing factor of Hyzon – its revenue model. Hyzon is not dependent on the buildout of a national or continental network of hydrogen infrastructure. Eighty percent of its near-term sales pipeline is in Asia, Australia and Europe, where hydrogen is far more advanced than in the US. And because it is selling to customers that have already sourced and captured their hydrogen fuel supply, Hyzon’s business is selling trucks. Hyzon’s customers are targeted because they’re already organized around fleets that have back-to-base business models where truck routes are knowable, distances are certain and pattern usage is easy to forecast.

Think of a soft drink distribution delivery route that leaves a depot in the morning, makes stops at supermarkets, gas stations, or convenience stores, and returns to the depot in the afternoon, or a garbage truck fleet that does the same. This is exactly how other fuel cell companies built their model and that back-to-base and fleet-centric approach is the ideal use case for hydrogen-powered truck transportation.

The total addressable market – or the TAM – for Hyzon is remarkably large. The $200 billion global diesel engine market is incredibly big with considerable running room for many players. While road transportation is Hyzon’s core focus, the Company’s fuel cell has application potential in a dozen other categories including shipping and aviation.

Importantly, Hyzon’s technology is already in the market, with hundreds of vehicles on the road powered by Hyzon fuel cell technology.

Hyzon is expected to scale rapidly to nearly a billion dollars in revenue, with a multi-billion dollar pipeline over the near-term horizon.

At the core of Hyzon is the fuel cell technology. In our view and from our diligence, controlling your fuel cell supply and technology is a critical competitive advantage in this market. As seen with other fuel cell electric vehicle companies recently, producing your own fuel cell is the technology moat. Hyzon’s fuel cell technology is the product of 17 years of history, and its superior stats and iterative generation models will speak for themselves and are at the heart of what has driven customers to Hyzon.

Hyzon has an outstanding management, and is as complete and talented a group as we could have hoped for. Founders George Gu and Craig Knight have been partners for 17 years, Gary Robb, the third founder and current CTO, was a fuel cell development manager for General Motors. Mark Gordon, CFO, was with Goldman and Soros. Rob Del Core, Hyzon’s Chief Strategy Officer was with Hyrdogenics which sold to Cummins. Rajesh Bashyam spent a decade at Ballard, and traces his history back to Los Alamos National Lab. Jay de Veny was with Allison Transmission. We think together, this world-class team offers the right combination of technical skill and commercial relationships and we have been extremely impressed by the organization.

We have also developed a diverse and talented board. We’re very proud of it. Ivy Brown is a more than 30 year veteran of UPS, where she most recently served as the President of UPS’s Northeast geography. Dennis Edwards has a three-decade career in automotive at Lear and AEP. Erik Anderson, DCRB’s CEO, will join the Hyzon Board, and Erik’s entire 30 year investment history has been all about finding disruptive businesses. His investment history has spanned entertainment, health delivery and software, and he sees Hyzon as his conviction play in road transportation and de-carbonization.

Importantly, existing Hyzon shareholders, including Total and the Porsche family office, will be rolling their interests in Hyzon, reflecting their ongoing confidence in and support of this company.

With that, it’s my pleasure to turn it over to Craig Knight, CEO of Hyzon.

Craig Knight – Chief Executive Officer, Hyzon Motors

Thanks Robert, and thanks to everyone on the call for taking the time to hear our story this morning.

Hyzon Motors is the realization of the vision that our Chairman George Gu and I had almost 20 years ago. We’ve worked together pursuing the commercialization of hydrogen fuel cell technologies for many years, and today our CFO Mark Gordon and I will evidence why the Hyzon model is so compelling, for ourselves, our investors, and even for the world at large.

We’re excited to help you understand how we will accelerate the Energy Transition in commercial mobility, addressing a rapidly growing market by leveraging our deep experience with fuel cell technology to achieve better economics, and decrease or entirely eliminate emissions from heavy, high-utilization fleet vehicles.

As I mentioned, the fuel cell electric vehicle market is positioned to grow rapidly. Research by a leading global consulting firm predicts a rapid uptake in fuel cell electric vehicle deployments for commercial applications. This research predicts the fuel cell electric vehicle market to grow at a 34 percent compound annual growth rate through 2030.

This growth is driven by an increasing consensus that Hydrogen provides the most compelling power option in very high utilization, heavy vehicles due to highly-flexible feedstocks and production methods, and excellent weight-to-power characteristics.

A recent study by the Hydrogen Council, a global executive forum, found that when compared to both low emission fuels and conventional fuels, hydrogen is the most competitive solution in the heavy, medium duty and bus segments that Hyzon is currently targeting.

In turn, Hyzon provides the most compelling fuel cell heavy vehicle solutions, and is the first to market in many countries around the world.

With an addressable market of $20 billion in these targeted on-road sectors alone, Hyzon has plenty of near term demand to tap into.

Hyzon is already doing this with unique, proprietary hydrogen fuel cell technologies that we developed in-house, specifically targeting commercial heavy-duty vehicle applications. We are already producing and deploying our Gen 2 fuel cell, which will be in vehicles to be deployed in 2021 and 2022, and is already in use in vehicles on the road today. This fuel cell is a workhorse, with highly competitive performance in single cell, volumetric, and gravimetric power density categories. Our even more impressive Gen 3 fuel cell performance has already been verified by independent testing and certification groups, and consulting studies rate it as the most power dense high-powered fuel cell in the world today.

Hyzon’s vehicles are built around these high power fuel cells, the core of our vehicle design. We utilize existing commercially available components such as the chassis, cab and e-axles from partners such as Ford, DAF and Worthington, while our team focuses on optimizing the interface – taking a vehicle system level approach which minimizes tooling and capital expenditures. You can see a visual of what I am describing by looking at slide 28 in our investor presentation.

Further, when it comes to vehicle assembly, we have no need to build a million square foot vehicle assembly plant, which minimizes capex requirements. What we have done is partner with companies like Fontaine Modification – a Berkshire Hathaway company. Fontaine has assembly plants located all over North America and has excess capacity that enables them to ramp up production as our demand grows.

And with this ramp up, Hyzon FCEV’s will achieve scale and drive lower costs, realizing better total cost of ownership economics than diesel heavy vehicle fleets aided by the captive fleet model and increasing investment in at-scale hydrogen production infrastructure. This will improve total cost per mile economics in the near-term to parity with diesel, and reach better than diesel economics over the medium term. We affectionately refer to this outcome as “Zero Emissions with Zero Compromise”.

In addition to the benefits over diesel engines, for long-haul, heavy duty transport, Hyzon FCEVs also address several drawbacks of battery electric vehicles. Battery-powered Class 8 trucks suffer from reduced payload by several tons. FCEVs on the other hand have a similar payload to diesel trucks, and can readily accommodate increased range by comparison. Additionally, battery charging can be time consuming, while “filling up” a Hyzon FCEV takes just a few minutes.

Now I’d like to turn it over to Mark Gordon, Hyzon’s Chief Financial Officer, for a discussion of sales and our financials.

Mark Gordon – Chief Financial Officer, Hyzon Motors

Thanks Craig, and thank you again to everyone listening.

The unique technology that Hyzon has produced and Craig described doesn’t just perform better on paper or in the lab – it’s apparent to our customers as well. Governments and corporations around the world have increasingly urgent mandates to decarbonize their activities, and we’re here to help them with that, focusing on those back-to-base, fleet-centered operations already mentioned.

We see the early establishment of sales with customers around the world as a significant risk mitigation factor in the Hyzon business model. Our success is not built on the outcomes of one or two trials in a location with peculiar characteristics; we’re securing orders with customers of varying types, with varying criteria for long-term scaling up within their systems. We are pursuing a massive global market with increasingly urgent drivers in the Energy Transition.

You don’t have to look very far to find announcements by federal governments, and by various government agencies around the world, declaring their intention to move in line with, or ahead of, global carbon reduction goals outlined in the Paris Accord. This is music to our ears of course.

Europe is, frankly, riding an earlier wave than the US, and you can see that from the public sector orders seen on slide 19 of the investor presentation; many European cities are simply banning combustion engine vehicles from downtown areas, and this trend will gather further momentum.

We have firm orders and have won tenders from a number of public entities, and while the numbers are still modest in most cases, each of these seed sales represents a significant revenue opportunity in the coming 3-5 years.

There are currently no North American government agencies on our list of customers, but we fully expect to have a number of US public sector relationships in the not-too-distant future.

On the corporate side, we think that each one of our customers as a market unto themselves. We sell a few vehicles, then dozens of vehicles, and then hundreds of vehicles; this path is laid out with many of the customers up front, and several of the agreements we have in place with end users articulate the path to thousands of fuel cell trucks in the coming five years. Current customers on the corporate side include delivery and distribution-based businesses, resource companies, large consumer product companies, and home furnishing companies.

One important point to note here is that Hyzon is not dependent on the future rollout of a hydrogen network; all the customers receiving vehicles in 2021 have hydrogen supply in place – either internally, or nearby, so that is not a constraint on our near term revenue expectations.

And, the great thing about having viable “hubs” for hydrogen trucking with these customers is that the hubs join together to create a network, and it is no longer a challenge to justify connecting these hubs together to ensure a broad network for hydrogen supply for future fleet growth.

Regardless of type, we can serve each customer in three ways: truck sales, truck leasing and fuel cell engine sales. Some customers prefer to buy the trucks so we sell to them, but many prefer to lease vehicles, and so we meet this demand with a 7 year vehicle lease, inclusive of maintenance and hydrogen supply, on a TCO competitive basis.

The 7 year lease and service model is preferred for us since we can generate recurring revenues from not only vehicles, but also aftermarket, service and hydrogen supply. This model has the potential to grow our addressable market size by 2-3 times. As the first mover, we are in the unique position to capture these growing opportunities.

As for fuel cell engine sales, one of the largest US truck OEMs has been evaluating our fuel cell for potential use in their trucks. For mobility applications which need high power, such as marine, train and heavy equipment, and for mobility applications which need very light weight, such as aviation, we are among the few able to supply, and our fuel cell engines are very competitive in those market segments. We are winning orders.

Regardless of customer type, or sales model, the most important point is that we are delivering fuel cell heavy trucks this year, not in 3 years, 5 years or 10 years, but in 2021. Our technology is already out on the road. We are able to build the world’s heaviest truck, with the most powerful fuel cell, and the longest range and it is currently available to customers. Following the current trajectory, Hyzon aims to deploy over 4,000 commercial vehicles by 2023.

This represents a clear global leadership position for at least the next few years, as competitors seeking to adapt passenger fuel cells to trucking will gradually move into this market at the rate that’s practical given their technology constraints, and new entrants in fuel cell trucks have a lot of development ahead of them, before entering the market in 2024 or 2025. In contrast, our technology has always been designed specifically for the trucking market.

By being the early mover at scale in the market, we are building a very substantial moat around Hyzon through this process. This business will be highly defensible by continuing to invest in R&D, building facilities in North America and Europe, and working hard with our partners, building out distribution and after-sales capabilities, taking us further ahead of our competition.

New entrants putting their first trucks in the market will be competing against an entrenched competitor who is a long way ahead.

As Robert mentioned at the outset of the call, Hyzon’s total addressable market is huge—$200 billion in the global diesel engine market alone, along with potential in rail, aviation and marine applications. We believe as de-carbonization of the global economy continues, Hyzon’s technology will rapidly gain traction in other sectors, and in fact we are currently speaking with potential customers in the non-trucking mobility segments I just mentioned.

However, taking just the medium and heavy duty truck and bus segments into account, Hyzon’s projections are compelling. Hyzon forecasts to grow from $37 million on revenue on 85 units sold in 2021, to $3.3 billion in revenue on nearly 10,000 units sold during 2025. Our 2021 forecast is 100 percent covered by contracts and MOUs, while our 2022 forecast is almost 50 percent contract and MOU covered, and more than 100 percent covered when high-probability orders are taken into account. Thirty percent of 2025 revenue is accounted for under current MOUs.

In addition to the unique aspects of the hydrogen fuel cell technology that Craig spoke about, Hyzon is unique in its approach to hydrogen mobility in that we control and produce the technology that powers our vehicles, which allows us to control costs. In addition, we have secured low input costs for vehicle parts and competitive manufacturing relationships. The lower capital intensity of our business allows us to drive cash flow generation, which can be used for reinvestment in early years, and returned to investors as the business matures. We forecast Hyzon will be EBITDA positive in 2023, and free cashflow positive in 2024.

I’ll now turn it back over to Robert for an overview of the transaction and final remarks.

Robert Tichio – Director, Decarbonization Plus Acquisition Corporation

Thanks, Mark.

At transaction close, Hyzon will be positioned with up to over half a billion dollars of cash on its balance sheet, no debt, and a fully distributed enterprise value of $2.1 billion.

As Mark just mentioned, Hyzon is projected to be EBITDA positive by 2023, on a sales base of just over 4,000 vehicles, and the business expects to generate over half a billion dollars of EBITDA by 2025. The Company’s forecast of 17,000 vehicles sold in 2025 is less than 1 percent of the total addressable market, providing enormous runway for Hyzon on the back of the technology you’ve heard about.

This leads to a compelling valuation case. But before addressing some of the details, I want to revisit the timeline of how this deal came together, which I opened with earlier on this call. DCRB and Hyzon came to a final agreement on price in early December. The $2 billion valuation at the time, we believed, would provide compelling relative value for new public equity investors. Yet, the return of comparable hydrogen and auto tech companies since we set value is up double. Today, the median comparable companies in the hydrogen, auto tech supplier and new energy vehicle OEM categories trade at 21, 6 and 10x ‘24 sales, respectively. Our valuation is set at 0.9x ‘24 sales. Similarly, on 2024 EBITDA, the comparables trade at 109x, 33x and 48x, while our valuation was struck and remains at 6x.

If you now apply those market multiples to Hyzon, Hyzon would be valued at $14 to $46 billion on revenue or $11 to $36 billion on EBITDA. At our $2+ billion valuation, the discount to market multiples is evident, and significant.

We would argue that Hyzon deserves a stronger valuation than the median market comparable. While there are many strong businesses in the space, the combination of Hyzon’s superior fuel cell technology, deep bench of talent in this management team, proven commercial success, near-term revenue and advantaged revenue model together, in our view, put this company on far surer footing than other platforms to deliver incredible growth as the hydrogen mobility category continues to accelerate globally in the next decade.

We thank you for your time today. Stay safe, and have a great day.

Operator

That concludes today’s conference call. Thank you for joining. You may now disconnect.

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